UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26081 Avenue Hall Valencia, California		91355
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (661) 295-5600
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” On November 3, 2005, 3D Systems Corporation (the “Company”) issued a press release setting forth the Company’s results of operations for its third quarter ended September 30, 2005. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 2.02 by this reference. The information in this Item (and in such press release) shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.05          Costs Associated with Exit or Disposal Activities.

On November 3, 2005, the Company announced a plan to move its corporate headquarters, principal R&D activities and all other key corporate support functions into a new facility that it plans to construct and lease in Rock Hill, South Carolina. The Company intends to establish an initial base of operations in Rock Hill and commence local operations there by the end of 2005, and it expects to complete the move to the new Rock Hill facility by September 30, 2006. This facility is to be constructed according to the Company’s specifications, and the Company expects to lease it under a 15-year operating lease.

As a part of this move, the Company plans to close its current headquarters and R&D facility in Valencia, California and its facility in Grand Junction, Colorado. However, the Company plans to maintain an Advanced Research facility in Valencia, California to focus on developing future technologies for next-generation products.

A copy of the November 3, 2005 press release announcing these plans is attached as Exhibit 99.2 hereto and is incorporated into this Item 2.05 by this reference. Additional information regarding these plans can be found in the Company’s Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission on November 3, 2005.

Item 9.01          Financial Statements and Exhibits

(c)          Exhibits:

Exhibit Number	Reference
99.1	Press release dated November 3, 2005.
99.2	Press release dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: November 3, 2005
/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 3, 2005.
99.2	Press release dated November 3, 2005.